 EXHIBIT 8(B)







                         ADMINISTRATION SERVICES AGREEMENT



                                      BETWEEN



              ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC.



                                        AND



                           INVESTORS BANK & TRUST COMPANY

                        ADMINISTRATION SERVICES AGREEMENT


     AGREEMENT made as of April 15, 1998 by and between ALLMERICA FINANCIAL INVESTMENT MANAGEMENT SERVICES, INC., a Massachusetts corporation ("AFIMS"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, AFIMS serves as investment manager for The Palladian Trust (the "Fund"), a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on APPENDIX A hereto; and

     WHEREAS, AFIMS desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.   APPOINTMENT.

          AFIMS hereby appoints the Bank to act as Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.   DELIVERY OF DOCUMENTS.

          AFIMS has furnished the Bank with copies properly certified or
authenticated of each of the following:           (a)  The Fund's
incorporating documents filed with the state of Commonwealth of Massachusetts on September 8, 1993 and all amendments thereto (the "Articles");

          (b)  The Fund's by-laws and all amendments thereto (the "By-Laws");

          (c) The Fund's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (d) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

          (e) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (f) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          Upon request, AFIMS will promptly furnish, or cause to be furnished the Bank copies of all amendments of or supplements to the foregoing. Furthermore, each party to this Agreement will notify the other promptly of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3.   DUTIES OF ADMINISTRATOR.

          Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in APPENDIX B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX B executed by both parties. At such time, the fee schedule included in APPENDIX C hereto shall be appropriately amended.

          In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act and other laws as applicable, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Fund's assets or choice of investments.

     4.   DUTIES OF THE FUND.

          (a) The Fund agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5.   FEES AND EXPENSES.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, AFIMS will compensate the Bank in accordance with the fee schedule attached as APPENDIX C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Fund's management) of the Bank for which the Bank shall be entitled to bill AFIMS separately and for which AFIMS shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Fund or AFIMS.

     6.   LIMITATION OF LIABILITY.

          (a) The Bank agrees to indemnify and hold AFIMS and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs and expenses, including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit related to the Bank's performance of, or failure to perform, its obligations under this Agreement. Notwithstanding the foregoing, the Bank shall not be liable for any losses, damages, liabilities, claims, costs or expenses suffered by AFIMS or the Fund in connection with the performance of the Bank's obligations and duties under this Agreement, except those resulting from the Bank's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties.

AFIMS agrees to indemnify and hold the Bank and its directors, officers, employees, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, costs, and expenses including reasonable attorneys' fees and expenses, resulting from any claim, demand, action or suit related to AFIMS's performance of, or failure to perform, its obligations under this Agreement and not resulting from willful misfeasance, bad faith or gross negligence of the Bank.

          (b) The Bank may apply to the AFIMS at any time for instructions and may consult counsel for AFIMS, or its own counsel, Morgan, Lewis and Bockius, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

          (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to the Fund or AFIMS for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes. Notwithstanding the foregoing, Investors Bank has and shall maintain appropriate back-up and disaster recovery facilities and shall use it best efforts to provide all required information and services hereunder to the Fund and AFIMS as soon as possible after any such delay in performance.

     7.   TERMINATION OF AGREEMENT.

          (a) The initial term of this Agreement shall commence upon the date first noted above and continue through December 31, 1998 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

               (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

               (ii) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of AFIMS, to a date not more than one hundred twenty days after delivery of the written notice in order to give AFIMS an opportunity to make suitable arrangements for a successor administrator.

          (b) At any time after the termination of this Agreement, the Fund or AFIMS may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties as Administrator.

     8.   MISCELLANEOUS.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to AFIMS or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

          To AFIMS:

               Allmerica Financial Investment Management Services, Inc. 440 Lincoln Street
               Worcester, MA  01653
               Attention:  Thomas P. Cunningham

          To the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA  02117-9130
               Attention: Geoffrey M. O'Connell, Director, Client Management With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9.   CONFIDENTIALITY.

          All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10.  USE OF NAME.

          AFIMS shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

(The remainder of this page intentionally left blank.)

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

                              ALLMERICA FINANCIAL INVESTMENT
                              MANAGEMENT SERVICES, INC.


                              By:  /S/ THOMAS P. CUNNINGHAM
                              Name:  Thomas P. Cunningham
                              Title:    Vice President


                              INVESTORS BANK & TRUST COMPANY


                              By:  /S/ ANDREW W. NESVET
                              Name:  Andrew M. Nesvet
                              Title:    Director, Client Management

                                     APPENDICES


          Appendix A.......................  Portfolios

          Appendix B.......................  Services

          Appendix C.......................  Fee Schedule

                                    APPENDIX  A

Portfolios of the Palladian Trust covered under this Agreement:

  -   Value Portfolio
  -   GROWTH PORTFOLIO
  -   INTERNATIONAL GROWTH PORTFOLIO
  -   STRATEGIC INCOME PORTFOLIO
  -   GLOBAL INTERACTIVE/TELECOMM PORTFOLIO

                                    APPENDIX  B


                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------

        MANAGEMENT REPORTING
      & TREASURY ADMINISTRATION

Monitor portfolio compliance in        Perform tests of certain specific   Continuously monitor           A/C - Provide consultation
accordance with the current            portfolio activity designed from    portfolio activity and Fund    as needed on compliance
Prospectus and SAI.                    provisions of the Fund's            operations in conjunction      issues.
                                       Prospectus and SAI.  Follow-up on   with 1940 Act, Prospectus,
                                       potential violations.               SAI and any other applicable
                                                                           laws and regulations.
                                                                           Monitor testing results and
FREQUENCY:  DAILY                                                          approve resolution of
                                                                           compliance issues.

Provide compliance summary package.    Provide a report of compliance      Review report.                 A/C - Provide consultation
                                       testing results.                                                   as needed.
FREQUENCY:  MONTHLY

Perform asset diversification          Perform asset diversification       Continuously monitor           A - Provide consultation
testing to establish qualification     tests at each tax quarter end.      portfolio activity in          as needed in establishing
as a RIC and to meet requirements of   Follow-up on issues.                conjunction with IRS           positions to be taken in
Section 817(h).                                                            requirements.  Review test     tax treatment of
                                                                           results and take any           particular issues. Review
                                                                           necessary action.  Approve     quarter end tests on a
                                                                           tax positions taken.           current basis.
FREQUENCY:  QUARTERLY




                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
        MANAGEMENT REPORTING
  & TREASURY ADMINISTRATION (CONT.)

Perform qualifying income testing to   Perform qualifying income testing   Continuously monitor           A- Consult as needed on
establish qualification as a RIC.      (on book basis income, unless       portfolio activity in          tax accounting positions
                                       material differences are            conjunction with IRS           to be taken.  Review in
                                       anticipated) on quarterly basis     requirements.  Review test     conjunction with year-end
                                       and as may otherwise be             results and take any           audit.
FREQUENCY:  QUARTERLY                  necessary.   Follow-up on issues.   necessary action.  Approve
                                                                           tax positions taken.

Prepare the Fund's annual expense      Prepare preliminary expense         Provide asset level
budget.  Establish daily accruals.     budget.  Notify fund accounting     projections.  Approve
                                       of new accrual rates.               expense budget.
FREQUENCY:  ANNUALLY

Monitor the Fund's expense budget.     Monitor actual expenses updating    Provide asset level            C/A - Provide consultation
                                       budgets/ expense accruals.          projections quarterly.         as  requested.
                                                                           Provide vendor information
                                                                           as necessary.  Review
                                                                           expense analysis and approve
                                                                           budget revisions.

FREQUENCY:  MONTHLY



                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
        MANAGEMENT REPORTING
  & TREASURY ADMINISTRATION (CONT.)


Monitor Performance-Based Management   Calculate Incentive Fee             Coordinate a meeting to
Fee                                    adjustment, according to agreed-    review existing calculation
                                       upon methodology.  Coordinate       methodology and support, and
                                       review by management.  Notify       to agree to changes (if
FREQUENCY:  MONTHLY                    Fund Accounting of adjusting        any). Review and approve
                                       entries.                            calculations of Management
                                                                           Fee.

Receive and coordinate payment of      Propose allocations of invoice      Approve invoices and
fund expenses.                         among Funds and obtain authorized   allocations of payments.
                                       approval to process payment.        Send invoices to IBT in a
FREQUENCY:  AS OFTEN AS NECESSARY                                          timely manner.

Calculate periodic dividend rates to   Calculate amounts available for     Establish and maintain         C -  Review dividend
be declared in accordance with         distribution.  Coordinate review    dividend and distribution      resolutions in conjunction
management guidelines.                 by management and/or auditors.      policies.  Approve             with Board approval.
                                       Notify custody and transfer agent   distribution rates per share
                                       of authorized dividend rates in     and aggregate amounts.         A - Review and concur with
                                       accordance with Board approved      Obtain Board approval when     proposed distributions
                                       policy.  Report dividends to        required.
FREQUENCY:  QUARTERLY                  Board as required.




                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
        MANAGEMENT REPORTING
  & TREASURY ADMINISTRATION (CONT.)

Calculate total return information     Provide total return                Review total return
on Funds as defined in the current     calculations.                       information.
Prospectus and SAI.

FREQUENCY:  MONTHLY

Prepare responses to major industry    Prepare, coordinate as necessary,   Identify the services to
questionnaires.                        and submit responses to the         which the Funds report.
                                       appropriate agency.                 Provide information as
FREQUENCY:  AS OFTEN AS NECESSARY                                          requested.

Prepare disinterested trustee Form     Summarize amounts paid to           Provide social security
1099-Misc.                             trustees during the calendar        numbers and current mailing
                                       year.  Prepare and mail Form        address for trustees.
                                       1099-Misc.                          Review and approve
FREQUENCY:  ANNUALLY                                                       information provided for
                                                                           Form 1099-Misc.




                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
       FINANCIAL REPORTING

Prepare financial information for      Prepare selected portfolio and      Review financial
presentation to Fund Management and    financial information for           information.
Board of Directors.                    inclusion in board material.


FREQUENCY:  QUARTERLY

Coordinate the annual audit and        Coordinate the creation of          Provide past financial         A - Perform audit and
semi-annual preparation and printing   templates reflecting client-        statements and other           issue opinion on annual
of financial statements and notes      selected standardized appearance    information required to        financial statements.
with management, fund accounting and   and text of financial statements    create templates, including
the fund auditors.                     and footnotes.  Draft and manage    report style and graphics.     A/C - Review reports.
                                       production cycle.  Coordinate       Approve format and text as
                                       with IBT fund accounting the        standard.  Approve
                                       electronic receipt of portfolio     production cycle and assist
                                       and general ledger information.     in managing to the cycle.
                                       Assist in resolution of             Coordinate review and
                                       accounting issues.  Using           approval by portfolio
                                       templates, draft financial          managers of portfolio
                                       statements, coordinate auditor      listings to be included in
                                       and management review, and clear    financial statements.
                                       comments. Coordinate printing of    Prepare appropriate
                                       reports and EDGAR conversion with   management letter and
                                       outside printer and filing with     coordinate production of
                                       the SEC via EDGAR.                  Management Discussion and
FREQUENCY:  ANNUALLY/SEMI-ANNUALLY                                         Analysis.  Review and
                                                                           approve entire report.  Make
                                                                           appropriate representations
                                                                           in conjunction with audit.



                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
               LEGAL
-----------------------------------
Prepare and file Form N-SAR.           Prepare form for filing. Obtain     Provide appropriate            C - Review initial filing.
                                       any necessary supporting            responses.  Provide            A - Provide annual audit
                                       documents.  File with SEC via       applicable Exhibits to         internal control letter to
                                       EDGAR.                              attach to filing. Review and   accompany the annual
                                                                           authorize filing.              filing.
FREQUENCY:  SEMI-ANNUALLY

Assist the preparation and filing of   Accumulate capital stock            Review and approve capital     A/C - Review informally
Form 24f-2 Notice.                     information.                        stock worksheet.               when requested



FREQUENCY:  ANNUALLY

Respond to regulatory audits.          Compile and provide documentation   Coordinate with regulatory     C - Provide consultation
                                       pursuant to audit requests.         auditors to provide            as needed.
                                       Assist client in resolution of      requested documentation and
FREQUENCY:  AS NEEDED (AT LEAST        audit inquiries.                    resolutions to inquiries.
ANNUALLY)



                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
              TAX
-----------------------------------

Prepare income tax provisions.         Calculate investment company        Provide transaction            A - Provide consultation
                                       taxable income, net tax exempt      information as requested.      as needed in establishing
                                       interest, net capital gain and      Identify Passive Foreign       positions to be taken in
                                       spillback dividend requirements.    Investment Companies           tax treatment of
                                       Identify book-tax accounting        (PFICs).  Approve tax          particular issues.
                                       differences.  Track required        accounting positions to be     Perform review in
                                       information relating to             taken.  Approve provisions.    conjunction with the year-
                                       accounting differences.                                            end audit.



FREQUENCY:  ANNUALLY



                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
       TAX (CONT.)
-----------------------------------
Calculate excise tax distributions     Calculate required distributions    Provide transaction            A - Provide consultation
                                       to avoid imposition of excise       information as requested.      as needed in establishing
                                       tax.                                Identify Passive Foreign       positions to be taken in

                                       - Calculate capital gain net        Investment Companies           tax treatment of
                                            income and foreign currency    (PFICs).  Approve tax          particular issues.  Review
                                            gain/loss through October      accounting positions to be     and concur with proposed
                                            31.                            taken.  Review and approve     distributions per share.

                                       - Calculate ordinary income and     all income and distribution
                                            distributions through a        calculations, including
                                            specified cut off date .       projected income and

                                       - Project ordinary income           dividend shares.  Approve
                                            from cut off date to           distribution rates per share
                                            December 31.                   and aggregate amounts.

                                       - Ascertain dividend shares.        Obtain Board approval when
                                       Identify book-tax accounting        required.
                                       differences.  Track required
                                       information relating to
                                       accounting differences.
                                       Coordinate review by management
                                       and fund auditors.  Notify
                                       custody and transfer agent of
                                       authorized dividend rates in
                                       accordance with Board approved
FREQUENCY:  ANNUALLY                   policy.  Report dividends to
                                       Board as required.




                                                                                                          SUGGESTED FUND AUDITOR OR
FUNCTION                                     INVESTORS BANK & TRUST               AFIMS                            COUNSEL
-----------------------------------    ---------------------------------   ----------------------------   --------------------------
       TAX (CONT.)
-----------------------------------
Prepare tax returns                    Prepare excise and RIC tax          Review and sign tax return.    A - Review and sign tax
                                       returns.                                                           return as preparer.




FREQUENCY:  ANNUALLY

Prepare Form 1099                      Obtain yearly distribution          Review and approve
                                       information.  Calculate 1099        information provided for
                                       reclasses and coordinate with       Form 1099.
                                       transfer agent.
FREQUENCY:  ANNUALLY


Prepare other year-end tax-related     Obtain yearly income distribution   Review and approve
disclosures                                                                information provided.
                                       information.  Calculate
                                       disclosures (i.e., dividend
                                       received deductions,
                                       foreign tax credits, tax-exempt
FREQUENCY:  ANNUALLY                   income, income by jurisdiction)
                                       and coordinate with transfer agent.




                                      APPENDIX C

                                     APPENDIX C

                            AFIMS / THE PALLADIAN TRUST
                 ANNUAL FEE SCHEDULE FOR THE FIVE PALLADIAN FUNDS:
                   ADMINISTRATION SERVICES PROVIDED THROUGH AFIMS



                                FUND ADMINISTRATION


A.   FUND ADMINISTRATION EXCLUDING LEGAL SERVICES

     The following basis point charges apply to all assets for which Investors Bank provides Fund Administration (excluding legal services).


                                                 ANNUAL FEE
                                               --------------

      FIRST $600 MILLION OF NET ASSETS         6 BASIS POINTS
      NET ASSETS IN EXCESS OF $600 MILLION     4 BASIS POINTS


The yearly minimum fee for fund administration, excluding legal services, for each fund is $55,000.

                                    MISCELLANEOUS

A.   OUT OF POCKET EXPENSES

These charges consist of:

 - Telephone (Fax and Transmission)                    - Forms and Supplies
 - Outside Legal Fees for Contract Changes             - Third Party Audit
 - Extraordinary Travel Expenses                       - Ad Hoc Reports
 - Data Transmissions                                  -Postage/delivery
 - Microfiche
 - Financial Statement Printing, Edgarization


B.   SYSTEMS

The details of any systems work will be determined after a thorough business analysis. System's work will be billed on a time and material basis. Investors Bank provides an allowance of 10 systems hours for data extract set up and reporting extract set up. Additional hours will be billed on a time and material basis.

E.   PAYMENT

The above fees will be due in full upon invoicing to AFIMS.